500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE
FOR IMMEDIATE RELEASE	Media Contact: Stephanie A. Heist
(302) 571-5259
July 22, 2009	sheist@wsfsbank.com

WSFS TO ANNOUNCE 2ND QUARTER 2009 EARNINGS

AND CONFERENCE CALL ON JULY 27

Will Present to Analysts and Investors at KBW Conference on July 28

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report second quarter earnings at 7:00 a.m. Eastern Daylight Time (EDT) on Monday, July 27, 2009. Also on Monday, management will conduct a conference call to review this information at 1:00 p.m. EDT. Interested parties may listen to this call by dialing 1-800-860-2442.

A rebroadcast of the conference call will be available upon completion of the conference call, until 12:00 a.m. EDT on August 4, 2009, by calling 1-877-344-7529 and using Conference ID 432550#.

On Tuesday, July 28, 2009, Mark A. Turner, President and Chief Executive Officer, Calvert A. Morgan, Jr., Vice Chairman of WSFS Bank, Stephen A. Fowle, Executive Vice President and Chief Financial Officer and Rodger Levenson, Executive Vice President and Director of Commercial Banking, will attend the Keefe, Bruyette & Woods, Inc. (KBW) Tenth Annual Community Bank Investor Conference in New York.

WSFS’ presentation will broadcast live over the Internet on Tuesday, July 28, 2009 at approximately 10:00 a.m. EDT. Listeners should access KBWs website at http://www.kbw.com/news/conferenceCommunity2009.html. For those unable to listen to the live broadcast, a replay will be available on KBWs website for approximately sixty days after the conference.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.5 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 37 retail banking offices located in Delaware and Pennsylvania, as well as three loan production offices in Dover, Delaware; Blue Bell, Pennsylvania and Annandale, Virginia. WSFS Bank provides comprehensive financial services including personal trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and 1st Reverse Financial Services, LLC. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

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